UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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ALTISOURCE PORTFOLIO SOLUTIONS S.A.
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April 7, 2010

Dear Fellow Shareholder:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. which will be held at the offices of the Company located at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg on Wednesday, May 19, 2010, at 9:00 a.m., Central European Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let us urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Portfolio Solutions S.A. are sincerely appreciated.

Sincerely,

William C. Erbey
Chairman of the Board of Directors

William B. Shepro
Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS COMPENSATION
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND RELATED SHAREHOLDER MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM (Proposal Two)
APPROVAL AND RATIFICATION OF SHARE REPURCHASE PROGRAM (Proposal Three)
RECEIPT OF THE DIRECTORS’ REPORTS (“RAPPORTS DE GESTION”) ON THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 (THE “DIRECTORS’ REPORTS”) (Proposal Four)
APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 AND ALLOCATION OF THE RESULTS OF THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 (Proposal Five)
DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2009
BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

2, rue Jean Bertholet
L-1233 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg B. 72.391

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010

NOTICE

Our Annual Meeting of Shareholders (“Annual Meeting”) will be held:

Date:	Wednesday, May 19, 2010
Time:	9:00 a.m., Central European Time
Location:	Altisource Portfolio Solutions S.A. 2, rue Jean Bertholet L-1233 Luxembourg Grand Duchy of Luxembourg

PURPOSE

•	To elect five (5) Directors for a one (1) year term and/or until their successors are elected and qualified;

•	To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent external auditor of Altisource Portfolio Solutions S.A. for the financial year ending December 31, 2010;

•	To approve a share repurchase program whereby Altisource Portfolio Solutions S.A. may purchase outstanding shares of its common stock within certain limits;

•	To receive the Directors’ reports (“rapports de gestion”) on the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 (the “Directors’ Reports”);

•	To approve the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 (the “Annual Statutory Accounts”) and to allocate the results of the years ended December 31, 2009, December 31, 2008 and December 31, 2007;

•	To discharge each of the current and past Directors of Altisource Portfolio Solutions S.A. for the performance of their mandate during the year ended December 31, 2009 and

•	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

PROCEDURES

•	Our Board of Directors has fixed March 15, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

•	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

•	The proxy statement for our 2010 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2009 are available on our website at www.altisource.com under Investor Relations. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy statement at http://www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 12 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.

•	The Directors’ Reports and the draft Annual Statutory Accounts are available for inspection at the Altisource Portfolio Solutions S.A.’s registered office.

By Order of the Board of Directors,

/s/  Kevin J. Wilcox
Kevin J. Wilcox
Secretary

April 7, 2010
Luxembourg, Grand Duchy of Luxembourg

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

We have made this proxy statement available to you on or about April 7, 2010 as a holder of common stock of Altisource Portfolio Solutions S.A. because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of this meeting. The Annual Meeting will be held at our offices located at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg on Wednesday, May 19, 2010, at 9:00 a.m., Central European Time for the purposes listed in the Notice of Annual Meeting of Shareholders.

How a Proxy Works

If you properly complete, sign and return your proxy to Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) and do not revoke it prior to its use, it will be voted in accordance with your instructions. If no contrary instructions are given, each proxy received will be voted:

•	for each of the nominees for Director;

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for 2010;

•	for approval of the share repurchase program whereby Altisource may purchase outstanding shares of its common stock (“Common Stock”);

•	for approval of the Directors’ reports (“rapports de gestion”) on the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007;

•	for approval of the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and to allocate the results of the years ended December 31, 2009, December 31, 2008 and December 31, 2007;

•	for approval of the discharge of each of the current and past Directors of Altisource for the performance of their mandate during the year ended December 31, 2009 and

•	with regard to any other business that properly comes before the meeting in accordance with the best judgment of the persons appointed as proxies.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

•	filing written notice with our Corporate Secretary at the following address:

Kevin J. Wilcox, Corporate Secretary
Altisource Portfolio Solutions S.A.
2, rue Jean Bertholet
L-1233 Luxembourg,
Grand Duchy of Luxembourg

•	submitting a properly executed proxy bearing a later date or

•	appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.

Who May Vote

You are entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting if you are a holder of record of our Common Stock at the close of business on March 15, 2010. At the close of business on March 15, 2010, there were 25,172,846 shares of Common Stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our Common Stock is entitled to one (1) vote at the Annual Meeting on all matters properly presented.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our Common Stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the five (5) nominees for Director will be elected as Directors of Altisource so long as the votes cast in favor of each such person exceeds the votes cast to withhold authority for such person. You may vote in favor of or withhold authority to vote for one (1) or more nominees for Director. The proposal to approve the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for 2010, the proposal to approve the share repurchase program whereby Altisource may purchase outstanding shares of its Common Stock, the proposal to approve the Directors’ reports (“rapports de gestion”) on the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, the proposal to approve the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and to allocate the results of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, the proposal to approve the discharge all of the current and past Directors of Altisource for the performance of their mandate during the years ended December 31, 2009 and any other matter properly submitted for your consideration at the Annual Meeting (other than the election of Directors), will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Abstentions and broker “non-votes” will not be counted in determining the votes cast in connection with the foregoing matters. A broker “non-vote” occurs when a shareholder has not provided voting instructions to the broker on a non-routine item. In such cases, the NASDAQ Stock Market precludes brokers from giving a proxy to vote on non-routine items.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. You will receive a Notice of Internet Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material. Please contact your bank or brokerage firm for further information.

ELECTION OF DIRECTORS

(Proposal One)

Our Articles of Association provide that our Board of Directors shall consist of no less than three (3) and no more than eight (8) members with the exact number to be fixed by our Board of Directors.

We will propose the five (5) nominees listed below for election as Directors at the Annual Meeting. All nominees other than Mrs. Andresen-Kienz currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

						Nomination/
		Director	Executive	Audit	Compensation	Governance
Name	Age(1)	Since	Committee	Committee	Committee	Committee

William C. Erbey	60	2009	X (2)			X (2)
William B. Shepro	40	2009	X
Roland Müller-Ineichen	49	2009		X (2)	X	X
Timo Vättö	45	2009		X	X	X
Silke Andresen-Kienz	52	2010		X	X	X

(1)	As of March 15, 2010

(2)	Committee Chairman for 2009. Mr. DeNormandie served as Committee Chairman for the Compensation Committee for 2009.

The principal occupation for the last five (5) years and additional biographical information of each Director of Altisource is set forth below.

All our Directors bring to Altisource’s Board of Directors a wealth of executive leadership experience derived from their service as executives of large corporations.

William C. Erbey.  Mr. Erbey was appointed as the Chairman of the Board of Altisource in July, 2009. He has served as the Chairman of the Board of Directors of Ocwen Financial Corporation (“Ocwen”), Altisource’s former parent company, since September 1996 and as the Chief Executive Officer of Ocwen since January 1988. He served as the President of Ocwen from January 1988 to May 1998. From 1983 to 1985, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Masters of Business Administration from Harvard University.

Mr. Erbey’s extensive experience as the Chairman and Chief Executive Officer of Ocwen demonstrates his leadership capability and business acumen. His experience in the mortgage services industry brings valuable financial, operational and strategic expertise to our Board of Directors.

William B. Shepro.  Mr. Shepro was appointed to the Board of Altisource in July, 2009. Mr. Shepro serves as a Director and Chief Executive Officer of Altisource. Mr. Shepro previously served as the President and Chief Operating Officer of Ocwen Solutions at Ocwen. He previously served as President of Global Servicing Solutions, LLC, a joint venture between Ocwen and Merrill Lynch, from 2003 until 2009. Mr. Shepro also held the positions of Senior Vice President of Ocwen Recovery Group and Senior Vice President,

Director, Senior Manager of Commercial Servicing and Counsel in the Law Department since joining Ocwen in 1997. He holds a Bachelor of Science in Business from Skidmore College and a Juris Doctorate from the Florida State University College of Law.

Mr. Shepro’s day-to-day leadership and intimate knowledge of our business and operations provides the Board of Directors with Company-specific experience and expertise. Furthermore, Mr. Shepro’s legal background and experience in the residential and commercial mortgage servicing industries provides the Board of Directors with valuable strategic and operational insights.

Roland Müller-Ineichen.  Mr. Müller-Ineichen was appointed to the Board of Altisource in July, 2009. Mr. Müller-Ineichen most recently served as a Partner with KPMG Switzerland and KPMG Europe LLP where he served as lead partner on the audits of national and international Banks, Security Dealers and Fund Management Companies. Mr. Müller-Ineichen began working in the Zurich office of KPMG in June 1995 as a Senior Manager in the audit department banking and financial services and served as a Partner from January 1999 until his retirement in December 2008. Prior to KPMG, Mr. Müller-Ineichen progressed through various audit and managerial roles with Switzerland based financial institutions. Mr. Müller-Ineichen is a Swiss Certified Public Accountant. He completed a commercial and banking business apprenticeship with UBS in 1980. Mr. Müller-Ineichen holds a Business Commerce degree.

Mr. Müller-Ineichen’s past employment experience provides the Board of Directors with accounting expertise, and his experience in the financial services industry provides the Board of Directors with valuable strategic and financial insights. Furthermore, Mr. Müller-Ineichen is financially literate and qualifies as a financial expert as required by NASDAQ listing standards.

Timo Vättö.  Mr. Vättö was appointed to the Board of Altisource in August, 2009. He is the founder and owner of Vättö Management Services AG, a provider of independent corporate advisory services to corporations, institutional investors and private families, which was founded in November 2008. Previously, Mr. Vättö was employed by Citigroup in Switzerland and the U.S. for almost twenty years in senior client coverage and business head roles within the client franchise management and business origination functions for Corporate and Investment Banking, most recently as Head of Swiss Investment Banking. In addition from 2004 to 2009, Mr. Vättö served as a member of the Board of Directors, including as a member of the Audit Committee, of Citibank (Switzerland) AG, part of Citigroup’ s Wealth Management Business. Mr. Vättö holds a Master of Science, Economics and Business Administration from the University of Tampere (Finland).

Mr. Vättö’s experience with Vättö Management Services AG and Citigroup makes him financially literate as required pursuant to the NASDAQ listing standards, and his knowledge of the financial services industry provides the Board of Directors with subject matter expertise.

Silke Andresen-Kienz.  Mrs. Andresen-Kienz is the Managing Director of North Channel Bank. Prior to joining North Channel Bank in December, 2009, Mrs. Andersen-Kienz served as Managing Director of Ocwen Germany Holdings GmbH, a wholly owned subsidiary of Ocwen Financial Corporation and the General Partner of Bankhaus Oswald Kruber GmbH & Co. KG (“BOK”), where she was responsible for the business operations of BOK, from 2006 to 2009. From 2000 to 2006, Mrs. Andresen-Kienz served as Director of the Executive Board and General Manager of Wohnungsbaukredtianstalt, a public bank for real estate financing in Hamburg, Germany. Mrs. Andresen-Kienz has many years’ experience in organizing banking business processes with a specific expertise in organization, information technology, project management, credit monitoring, risk management and regulatory requirements. Mrs. Andresen-Kienz holds a Masters Degree of National Economics from the University of Hamburg (Germany).

Mrs. Andresen-Kienz’s extensive experience in the financial services and real estate financing industries provides the Board of Directors with valuable insights. Furthermore, her experience in the banking industry makes her financially literate as required by the NASDAQ listing standards.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Directors are expected to attend all Board meetings, the meetings of committees on which they serve and the Annual Meeting of Shareholders. Directors are also consulted for advice and counsel between formal meetings.

Following the separation of Altisource from Ocwen, our Board of Directors held one (1) meeting during 2009. Each incumbent Director attended this meeting and each of the meetings held by all committees of our Board of Directors on which he served during the period. Although we do not have a formal policy regarding Director attendance at the Annual Meeting, our Directors are expected to attend.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the listing standards of the NASDAQ Stock Market and applicable law.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Altisource are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by the NASDAQ Stock Market and applicable law. Our current Board of Directors has determined Mr. Müller-Ineichen, Mr. Vättö and Mrs. Andresen-Kienz are independent Directors. The Board of Directors also considered shares of our Common Stock beneficially owned by each of the Directors, as set forth under “Security Ownership of Certain Beneficial Owners and Related Shareholder Matters,” although our Board of Directors generally believes that stock ownership tends to further align a Director’s interests with those of our other shareholders.

Committees of the Board of Directors

Our Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these Committees is provided below.

Executive Committee.  Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors. On September 22, 2009, our Board of Directors authorized the Committee to approve and/or to designate in writing certain individuals to approve ordinary course of business actions that are required to be documented by counter parties but do not require action by the Board of Directors or its Committees. Such actions would include approving, signing and executing checks and electronic funds transmissions, dissolving or merging our wholly-owned subsidiaries and performing such other ministerial actions on such terms, conditions and limits as the Committee deems appropriate in its sole discretion. In 2009, no transactions were approved in this manner on behalf of the Board of Directors.

Audit Committee.  The Audit Committee of our Board of Directors oversees the relationship with our independent registered certified public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered certified public accounting firm and monitors our compliance with laws and regulations applicable to our operations including the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls and the review of the scope and results of the annual audit conducted by the independent registered certified public accounting firm. Each member of our Audit Committee is independent as defined in regulations adopted by the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. Our Board of Directors has

determined that all members of our Audit Committee are financially literate. Further, our Board of Directors has determined that Mr. Müller-Ineichen possesses accounting or related financial management expertise within the meaning of the listing standards of the NASDAQ Stock Market and qualifies as an audit committee financial expert as that term is defined in Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee operates under a written charter approved by our Board of Directors a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. This Committee met two (2) times during 2009.

Compensation Committee.  The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our executive officers. The Compensation Committee reviews with the Chief Executive Officer and Chief Administration Officer and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors. The Compensation Committee shares jurisdiction with our full Board of Directors over the administration of grants under the 2009 Equity Incentive Plan. The Compensation Committee has the authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the committee requests.

The members of the Compensation Committee for 2009 were Messrs. Müller-Ineichen, Vättö and DeNormandie. Each member of the Compensation Committee is independent as defined in the listing standards of the NASDAQ Stock Market. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles including general business management, executive compensation and employee benefits experience. We feel that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints. The Corporate Secretary develops the meeting calendar for the year based on committee member availability and other relevant events within our Company calendar. Compensation Committee meeting agendas are generally developed by our Corporate Secretary and our Compensation Committee Chairman. The Compensation Committee generally meets in executive session at each scheduled meeting.

Our Compensation Committee operates under a written charter approved by our Board of Directors a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. This Committee did not meet in 2009. On an annual basis, the Compensation Committee evaluates its performance under the charter to ensure that it appropriately addresses the matters that are within the scope of Committee responsibility. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval. The charter was approved by the Board of Directors in September 2009.

Certain executives are involved in the design and implementation of our executive compensation programs, including the Chief Executive Officer and Chief Administration Officer, who may be present at Compensation Committee meetings. These executives annually review the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee with consultation of the Chairman) and present their conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer and Chief Administration Officer for development and execution.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee was, at any time during the 2009 fiscal year or at any other time, an officer or employee of the Company, and no member had any relationship with us requiring disclosure under Item 404 of Securities and

Exchange Commission Regulation S-K. None of our executive officers has served on the Board of Directors or compensation committee of any other entity that has or had one (1) or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2009 fiscal year.

Nomination/Governance Committee.  The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and presents our Board of Directors with a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management. Other than Mr. Erbey, each member of our Nomination/Governance Committee is independent as defined in the listing standards of the NASDAQ Stock Market. The Board of Directors found that, on the basis of the limited and exceptional circumstance described below, Mr. Erbey’s membership on the Nomination/Governance Committee is required by the best interests of Altisource and its shareholders. In making the finding of limited and exceptional circumstances, the Board found that the limited size of the Board of Directors immediately following the separation from Ocwen necessitated Mr. Erbey’s inclusion on the Nomination/Governance Committee for a limited period of time. Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our web site at www.altisource.com and is available in print to any shareholder who requests it. This Committee did not meet in 2009.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our shareholders. In evaluating all nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ Stock Market. In addition, our Nomination/Governance Committee takes into account our best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors. The Nomination/Governance Committee views diversity in an expansive way to include differences in prior work experience, view point, education and skills. The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director are then identified. Candidates may come to the attention of the Nomination/Governance Committee through current Board of Directors members, professional search firms, shareholders or industry sources.

In evaluating the candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications including the current composition of the Board of Directors, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should you recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders owning more than 5% of our Common Stock has put forth any Director nominees.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. For consideration at the 2011 Annual Meeting, we must receive your recommendations by November 1, 2010.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as: Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee will review our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines are available on our web site at www.altisource.com and are available to any shareholder who requests them by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg.

Executive Sessions of Non-Management Directors

Non-management Directors met in executive session without management one (1) time during 2009.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding Altisource, you may do so by mail addressed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg Grand Duchy of Luxembourg. Communications received in writing are distributed to our Board of Directors or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Directors, officers and employees as required by the NASDAQ Stock Market rules. Any waivers from the Code of Business Conduct and Ethics for Directors or executive officers must be approved by our Board of Directors or a Board committee and must be promptly disclosed to you. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer and our Chief Financial Officer. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisource.com and are available to any shareholder who requests a copy by writing to our Corporate Secretary at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the NASDAQ Stock Market, will be posted on our website.

Risk Management and Oversight Process

The entire Board of Directors and each of its committees are involved in overseeing risk associated with Altisource. The Board of Directors and the Audit Committee monitor Altisource’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board of Directors and the Nomination/Governance Committee monitor Altisource’s governance and succession risk by regular review with management. The Board of Directors and the Compensation Committee monitor Altisource’s compensation policies and related risks by regular reviews with management.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2009. Our management Directors do not receive an annual retainer or any other compensation for their service on the Board of Directors.

	Fees Earned	Stock	All Other
Name	Or Paid in Cash	Awards	Compensation	Total

Roland Müller-Ineichen	$32,083	$0	$0	$32,083
Timo Vättö	$15,000	$0	$0	$15,000
Robert L. DeNormandie(1)	$16,667	$0	$0	$16,667
William C. Erbey	$39,167	$0	$0	$39,167

(1)	Mr. DeNormandie is not seeking reelection to the Board of Directors.

Cash Compensation

We provide the following cash compensation to our non-management Directors in quarterly installments:

•	an annual retainer of $40,000;

•	an additional $50,000 to the Chairman of the Board;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson) and

•	an additional $5,000 to all Audit Committee members.

Other Compensation Issues

Any Director compensation may be prorated for a Director serving less than a full one-year term as in the case of a Director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. Under Luxembourg law and our Articles of Association, Directors’ compensation is subject to review and adjustment by the shareholders from time to time.

As part of Director compensation, non-Management Directors receive shares of Common Stock of Altisource with a fair market value of $45,000. “Fair Market Value” is defined as the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Exchange on the award date. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors which immediately follows the Annual Meeting of Shareholders. Shares will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the award period.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our executive officer. None of our Directors and/or executive officers are related to any other Directors and/or executive officer of Altisource or any of its subsidiaries by blood, marriage or adoption.

Name(1)	Age	Position

Robert D. Stiles	37	Chief Financial Officer
Kevin J. Wilcox	46	Chief Administration Officer and General Counsel
John T. McRae II	40	Chief Executive Officer of Nationwide Credit, Inc.
Shekar Sivasubramanian	46	President of Mortgage Services and Technology Products

(1)	All information set forth herein is as of March 15, 2010.

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director is set forth below.

Robert D. Stiles.  Mr. Stiles serves as Chief Financial Officer of Altisource. Prior to joining Altisource in March of 2009, Mr. Stiles served as Director, Controller for Centerline Capital Group since October 2007, as Vice President and Assistant Controller for Viacom Inc. from April 2006 to May 2007 and in various positions within Time Warner Inc.’s financial reporting and tax policy groups from August 2002 to April 2006. Mr. Stiles began his career with KPMG LLP and is a Certified Public Accountant (Virginia). He holds a Bachelor of Business Administration in Accounting with a concentration in Information Systems from James Madison University and a Masters of Business Administration from Columbia University.

Kevin J. Wilcox.  Mr. Wilcox serves as Chief Administration Officer and General Counsel of Altisource. Before joining Altisource in August of 2009, he served as Executive Vice President, Chief Administration Officer and Corporate Secretary for Ocwen since May 2008. Mr. Wilcox previously served as the Senior Vice President of Human Resources and Corporate Services. He joined Ocwen in March 1998 as Senior Manager, Litigation in the Law Department where he was responsible for the management and resolution of all corporate litigation. He holds a Bachelor of Science in Business Administration from the University of Florida and a Juris Doctorate from the Florida State University College of Law.

John T. McRae II.  Mr. McRae serves as the Chief Executive Officer of Nationwide Credit, Inc. (“NCI”), a subsidiary of Altisource. Prior to joining NCI in August of 2008, Mr. McRae served as Senior Vice President of Global Operations for Syniverse Technologies from December 2007 and as Senior Vice President of Operations for Emdeon Business Services and Chief Operating Officer of Emdeon Data Capturing Solutions division from December 2003. Mr. McRae served as Senior Vice President and General Manager of National Processing Company’s Corporate Outsourcing and Payments Services division from March 2000. He holds a Bachelor of Science in Business Administration from the University of Michigan and a Masters of Business Administration from Case Western University.

Shekar Sivasubramanian.  Mr. Sivasubramanian has served as the President of Mortgage Services and Technology Products of Altisource since November 2008. He served as Senior Vice President and Chief Information Officer of Ocwen from 2002 through November 2008. Prior to joining Ocwen in June 2002, he was Chief Operating Officer of Mascot Systems. Mr. Sivasubramanian is currently pursuing his Ph.D. in Knowledge Management and Information Retrieval from Carnegie Mellon University. He holds a Bachelor’s degree in Technology from the Indian Institute of Technology and a Masters of Business Administration in Finance from the Bloch School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the record date by:

•	each Director and named executive officer of Altisource;

•	all Directors and named executive officers of Altisource as a group and

•	all persons known by Altisource to own beneficially 5% or more of the outstanding Common Stock or to have a Schedule 13D or Schedule 13G on file with the Securities and Exchange Commission.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended.

Shares Beneficially Owned as of March 1, 2010(1)
Name of Beneficial Owner:	Amount	Percent

Wellington Management Company, LLP(2)	2,334,448	8.8%
The Bank of New York Mellon Corporation(3)	1,202,708	4.6%

Directors and Named Executive Officers:	Amount	Percent

William C. Erbey(4)	6,292,670	23.8%
William B. Shepro(5)	154,994	*
Roland Müller-Ineichen	0	*
Timo Vättö	0	*
Robert L. DeNormandie(6)	0	*
Silke Andresen-Kienz(7)	0	*
Robert D. Stiles	0	*
Kevin J. Wilcox(8)	84,376	*
John T. McRae II	0	*
Shekar Sivasubramanian(9)	22,710	*
All Directors and Executive Officers as a Group (9 persons)	6,554,750	24.8%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of Common Stock if he or she directly or indirectly has or shares voting power or investment power as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. No shares have been pledged as security by the named executive officers, Directors or Director nominees.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 by Wellington Management Company, LLP. Includes 2,247,748 shares as to which sole voting power is claimed and 2,334,448 shares as to which sole dispositive power is claimed.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2010 by The Bank of New York Mellon Corporation. Includes 1,143,405 shares as to which sole voting power is claimed and 1,180,475 shares as to which sole dispositive power is claimed.

(4)	Includes 4,108,748 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 1,803,234 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Includes options to acquire 379,108 shares which are exercisable on or within 60 days after March 1, 2010.

(5)	Includes options to acquire 130,123 shares which are exercisable on or within 60 days after March 1, 2010.

(6)	Mr. DeNormandie currently serves as a Director but is not seeking reelection to the Board of Directors.

(7)	Mrs. Andresen-Kienz does not currently serve as a Director but is seeking election to the Board of Directors.

(8)	Includes options to acquire 83,644 shares which are exercisable on or within 60 days after March 1, 2010.

(9)	Includes options to acquire 22,710 shares which are exercisable on or within 60 days after March 1, 2010.

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.

Number of
Securities to be
	Issued Upon	Weighted Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	And Rights	Compensation Plans

Equity compensation plans approved by security holders	3,190,639	$9.89	3,405,449
Equity compensation plans not approved by security holders	—	—	—
Total	3,190,639	$9.89	3,405,449

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with during 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides information regarding the following:

•	compensation programs for our Chief Executive Officer, Chief Financial Officer and three (3) other most highly compensated executive officers;

•	overall objectives of our compensation program and what it is designed to reward;

•	each element of compensation that we provide and

•	the reasons for the compensation decisions we have made regarding these individuals.

Until August, 2009, Altisource was a wholly-owned subsidiary of Ocwen. Consequently, compensation for our executive officers prior to the separation of Altisource from Ocwen was set by the Board of Directors of Ocwen.

Our named executive officers for 2009 were as follows:

Name	Position

William B. Shepro	Chief Executive Officer
Robert D. Stiles	Chief Financial Officer
Kevin J. Wilcox	Chief Administration Officer and General Counsel
John T. McRae II	Chief Executive Officer, Nationwide Credit, Inc.
Richard D. Powers	Senior Vice President, Real Estate Services

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that aligns executives’ interests with those of the shareholders by rewarding performance that achieves or exceeds specific annual, long-term and strategic goals with the ultimate objective of improving shareholder value. We seek to promote individual service longevity and to provide our executives with long-term wealth accumulation opportunities to the extent Altisource has consistent, high-level financial performance. The Compensation Committee evaluates both performance and compensation annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To achieve these objectives, we generally believe executive compensation packages should include both cash and equity-based compensation that rewards performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

Certain executives are involved in the design and implementation of our executive compensation programs including the Chief Executive Officer and Chief Administration Officer, who are typically present at Compensation Committee meetings. These executives annually review the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and present their conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer and Chief Administration Officer for development and execution.

Employment Agreements

As required by Luxembourg law, Altisource has entered into employment agreements with William B. Shepro, our Chief Executive Officer, Robert D. Stiles, our Chief Financial Officer and Kevin J. Wilcox, our Chief Administration Officer. The employment terms continue indefinitely until the executive’s separation. The contracts provide for base salary and an annual incentive compensation based on the satisfaction of relevant performance criteria. In addition, the executives may receive benefits such as health care or a contributory retirement plan. Altisource reimburses each executive for reasonable costs properly incurred by such executive in the course of his employment with the Company including, without limitation, reimbursement of relocation expenses and the provision of certain allowances as described in the Executive Compensation section below.

In order to terminate the contract, each party must provide notice in accordance with the time periods set forth in article L.124-1 of the Luxembourg Labour Code. In the event of the executive’s termination by the Company for “cause” (as such term is defined in the employment agreement), no notice is required. In addition, in the event that the executive’s employment is terminated by the Company without “cause” (as such term is defined in the employment agreement) or the executive resigns for “good reason” (as such term is defined in the employment agreement), the executive will receive severance benefits. Furthermore, the executive may be entitled to receive redundancy payments in accordance with article L.124-7 of the Luxembourg Labour Code upon certain terminations.

The contracts also provide for a covenant to maintain our confidential information and to enter into an intellectual property agreement. In addition, the executive is bound by a non-solicitation covenant for a period of one (1) year following the termination of the contract. The agreements are governed in accordance with the laws of the Grand Duchy of Luxembourg.

Elements of Compensation

The current compensation package for our executive officers consists of base salary and annual incentive compensation. This compensation structure was developed in order to provide each executive officer with a competitive salary while emphasizing an incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. We believe that the following elements of compensation are appropriate in light of our performance, industry, current challenges and environment.

Base Salary.  Base salaries for our executive officers are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions. Base salaries of the executive officers are reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, individual performance of the executive officer and corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations are based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. While the Compensation Committee sets the base salary for the Chief Executive Officer, the base salaries for all other executive officers are established and reviewed by the Chief Executive Officer and Chief Administration Officer.

Annual Incentive Compensation.  Pursuant to Altisource’s annual incentive plan, a participant can earn cash, restricted stock and stock option awards as determined by the Compensation Committee. The plan provides the Compensation Committee and our management with the authority to establish incentive award guidelines which are further discussed below.

Each executive officer has a targeted annual incentive award that is expressed as a percentage of total target compensation for each executive officer. At the executive level in 2009, 30-60% of total target compensation was payable only upon achievement of certain minimum Company and individual performance levels. The appropriate targeted percentage is determined from benchmarking results and varies depending on the nature and scope of each executive officer’s responsibilities. The table below reflects the percentage of each executive officer’s target total compensation that was allocated to each of base salary and incentive compensation in 2009 and each executive officer’s actual total compensation that was allocated to each of base salary and incentive compensation in 2009:

		Incentive		Incentive
	Base Salary % of	Compensation % of	Base Salary % of	Compensation % of
	Target Total	Target Total	Actual Total	Actual Total
	Compensation in	Compensation in	Compensation in	Compensation in
Name	2009	2009	2009	2009

William B. Shepro	40%	60%	31%	69%
Kevin J. Wilcox	50%	50%	41%	59%
Robert D. Stiles	60%	40%	50%	50%
John T. McRae II	60%	40%	63%	37%
Richard D. Powers	50%	50%	46%	54%

Our annual incentive-based cash executive compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by utilizing a balanced scorecard methodology which incorporates multiple financial and non-financial performance indicators developed through our annual strategic planning process to enhance Company performance and long-term shareholder value. This corporate scorecard is approved annually by the Compensation Committee and/or the full Board of Directors and is utilized by the Compensation Committee as a factor to determine the appropriate amount of incentive compensation to be paid to the Chief Executive Officer and other executive officers. During development of the corporate scorecard each year, the Compensation Committee considers the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the Target goal at a level that is challenging to achieve. For 2009, our corporate scorecard was initially approved by the Board of Directors of our former parent company, Ocwen, and was reviewed by our current Board of Directors following the separation of Altisource from Ocwen that was consummated as of August 10, 2009.

Our corporate scorecard for 2009 and corresponding achievement levels are detailed below:

2009 Corporate Scorecard Elements
Achievement Levels
Element	Threshold	Target	Outstanding	Level Achieved

Achieve revenue target	7% increase over 2008 or $176,400,000	15% increase over 2008 or $188,800,000	23% increase over 2008 or $201,200,000	$202,812,000 for 2009
Achieve EBITDA target	42% increase over 2008 or $38,900,000	52% increase over 2008 or $41,700,000	62% increase over 2008 or $44,600,000	$47,324,000 for 2009
Separate Ocwen Solutions	Completed by 10/31/09	Completed by 09/20/09	Completed by 08/31/09	Separation was completed on 08/10/09
Successfully complete the key strategic initiatives of the Company	80% weighted average score	90% weighted average score	100% weighted average score	142.8% weighted average score

Strategic Initiatives
Reduction of Variability: Improve average revenue performance of the bottom 75% of the collectors by 24% in Nationwide Credit, Inc.	Average score of 0.80	Average score of 0.90	Average score of 1.00	Average score of 1.05
Supervisory effectiveness:	Cost reduction: 6.0% cost reduction or $708,700 for Financial Services and Technology Products Increase in span: 6.0% increase or 8.4 in supervisory spans of control for Financial Services	Cost reduction: 9.5% cost reduction or $1,125.,700 for Financial Services and Technology Products Increase in span: 10.0% increase or 8.7 in supervisory spans of control for Financial Services	Cost reduction: 13.1% cost reduction or $1,542.700 for Financial Services and Technology Products Increase in span: 14.0% increase or 9.0 in supervisory spans of control for Financial Services	Cost reduction: 23.2% reduction for Financial Services 10.1% reduction for Technology Products Increase in span: 6.8% increase from 8.3 to 8.8 for Financial Services
Consolidation and automation of processes	80% plan implementation	90% plan implementation	100% plan implementation	106% implementation
Personnel development — hiring key personnel	Hire 3	Hire 4	Hire 5	Hired 6
Meet service level agreements for Ocwen, Financial Services, Mortgage Services and Technology Products	≥98.1% and < 98.7%	≥98.7% and < 99.3%	≥ 99.3%	Ocwen: 99.65% Financial Services: 99.76% Mortgage Services: 99.65% Technology Products: 99.89%
Release the budgeted 2009 strategic development projects by the applicable release date.	On a combined basis, release all 26 projects within a delay of 60 days	On a combined basis, release all 26 projects with no delay	On a combined basis, release all 26 projects at least 60 days early	7 projects not completed
Create an Altisource website, marketing content and presentations	Complete by 05/31/09 plus quality at discretion of Chairman	Complete by 04/30/09 plus quality at discretion of Chairman	Complete by 03/31/09 plus quality at discretion of Chairman	The Altisource website was released by 03/31/09 with exception of Investor Relations, which was launched in connection with the offering as planned
Develop strategic plan for new products and channel sales strategy	1 plan approved	2 plans approved	3 plans approved	More than 3 plans were approved

The incentive award for our Chief Executive Officer is structured so that compensation opportunities are related to (i) the performance appraisal of the Chief Executive Officer (20%) and (ii) the Company’s performance versus the objectives established in the corporate scorecard (80%). The incentive awards of our executive officers (other than our Chief Executive Officer) are structured so that compensation opportunities are related to (i) the performance appraisal of the executive officer (20%) and (ii) the performance within the business or support unit as expressed on such executive officer’s scorecard (80%) of which 20% or more is weighted on Corporate Financial Objectives.

The components in each scorecard are weighted individually based on relevance to the ultimate financial performance of the Company and achievement of the strategic initiatives. Within each component of the scorecard, there are three (3) established levels of achievement: Threshold, Target, and Outstanding. Each level of achievement is tied to a relative point on a percentage scale which indicates the executive officer’s level of goal achievement within each component of the scorecard. Achieving the Threshold level of achievement will earn the executive officer 50% of the target incentive compensation tied to such goal; the Target level of achievement will earn the executive officer 100% of the target incentive compensation tied to such goal and the Outstanding level of achievement will earn the executive officer 150% of the target incentive compensation tied to such goal. Any achievement below the Threshold level will not entitle the executive to compensation for the associated goal.

The goals and initiatives are further cascaded to all of our incentive-eligible employees in their personal scorecards. Within this program, all incentive-eligible employees of the organization are tied to a personal or business unit scorecard from which to measure performance against goals that are directly linked to Company profitability and strategy. This incentive compensation structure is intended to align the goals of our incentive-eligible employees with the overall success of the Company while establishing clear performance standards within their respective business or support units.

The personal scorecards for our Chief Executive Officer and other executive officers and their corresponding levels of achievement are as follows:

2009
		Scorecard	Achievement Levels			Level
Name	%	Elements	Threshold	Target	Outstanding	Achieved

William B. Shepro	25%	Achieve EBITDA target	42% increase over 2008 or $38,900,000	52% increase over 2008 or $41,700,000	62% increase over 2008 or $44,600,000	Outstanding
	25%	Separate Ocwen Solutions	Complete by 10/31/09	Complete by 09/20/09	Complete by 08/31/09	Outstanding
	25%	Achieve revenue target	7% increase over 2008 or $176,400,000	15% increase over 2008 or $188,800,000	23% increase over 2008 or $201,200,000	Outstanding
	25%	Successfully complete the key strategic initiatives of the Company	80% weighted average	90% weighted average	100% weighted average	Outstanding
Kevin J. Wilcox	10%	Achieve revenue target	7% increase over 2008 or $176,400,000	15% increase over 2008 or $188,800,000	23% increase over 2008 or $201,200,000	Outstanding
	10%	Achieve EBITDA target	42% increase over 2008 or $38,900,000	52% increase over 2008 or $41,700,000	62% increase over 2008 or $44,600,000	Outstanding
	5%	Achieve 2009 budgeted expense for human resources & corporate services	105% of budget or $10,200,000	100% of budget or $9,800,000	95% of budget or $9,300,000	Outstanding
	10%	Implement consolidation plan	80% implementation	90% implementation	100% implementation	Outstanding
	10%	Supervisory effectiveness:	Cost reduction: 6.0% Cost reduction Increase in span: 6.0% increase	Cost Reduction: 9.5% cost reduction Increase in Span: 10.0% increase	Cost Reduction: 13.1% cost Increase in Span: 14.0% increase	Target
	10%	Successfully manage Financial Services overhead through elimination of offices	1 office eliminated	2 offices eliminated	3 offices eliminated	Outstanding
	10%	Personnel development — hiring key personnel	Hire 3	Hire 4	Hire 5	Outstanding

2009
		Scorecard	Achievement Levels			Level
Name	%	Elements	Threshold	Target	Outstanding	Achieved

	10%	Successfully achieve the Ocwen’s corporate scorecard	50% — 74%	75% — 124%	Greater than 124%	Outstanding
	10%	Separate Ocwen Solutions	Complete by 10/31/09	Complete by 09/20/09	Complete by 08/31/09	Outstanding
	10%	Reduction of variability: Improve average revenue performance of the bottom 75% of the collectors by 24% in NCI	Average score of 0.80	Average score of 0.90	Average score of 1.00	Outstanding
	5%	Ensure compliance with applicable regulations (each manager responsible for their business unit’s performance)	Plan completed by 05/30/09 plus execution in accordance with levels of achievement in approved plan	Plan completed by 05/30/09 plus execution in accordance with levels of achievement in approved plan	Plan completed by 05/30/09 plus execution in accordance with levels of achievement in approved plan	Target
Robert D. Stiles	18.75%	Achieve EBITDA target	42% increase over 2008 or $38.9MM	52% increase over 2008 or $41.7MM	62% increase over 2008 or $44.6MM	Outstanding
	18.75%	Achieve revenue target	7% increase over 2008 or $176.4MM	15% increase over 2008 or $188.8MM	23% increase over 2008 or $201.2MM	Outstanding
	25%	Develop strategic plan for new products and channel sales strategy	1 plan approved	2 plans approved	3 plans approved	Outstanding
	18.75%	Separate Ocwen Solutions	Complete by 10/31/09	Complete by 09/20/09	Complete by 08/31/09	Outstanding
	18.75%	Personnel development — hiring key personnel	2 hired by 12/31/09	3 hired by 12/31/09	4 hired by 12/31/09	Target
John T. McRae II	33%	Achieve annual Financial Services EBITDA goal	80% of budget	100% of budget	120% of budget	Below Threshold
	28%	Achieve annual Financial Services revenue goal	80% of budget	100% of budget	120% of budget	Threshold
	39%	Successfully complete key NCI strategic initiatives	Complete 9 of 13 key strategic initiatives	Complete 10 of 13 key strategic initiatives	Complete 11 of 13 key strategic initiatives	Outstanding
Richard D. Powers	30%	Achieve annual revenue goal in assigned areas of responsibility	90% of budget	100% of budget	110% of budget	Target
	30%	Achieve annual EBITDA goal in assigned areas of responsibility	90% of budget	100% of budget	110% of budget	Outstanding
	20%	Ensure compliance with applicable regulations	Compliance plan completed by 5/30/09 plus execution in accordance therewith	Compliance plan completed by 5/30/09 plus execution in accordance therewith	Compliance plan completed by 5/30/09 plus execution in accordance therewith	Target
	15%	Develop strategic plan for new products and channel sales strategy	1 plan approved	2 plans approved	3 plans approved	Outstanding
	5%	Implement consolidation and automation process	80% implementation	90% implementation	100% implementation	Outstanding

The scorecards are communicated to all incentive-eligible employees by the Human Resource Department or the employee’s immediate supervisor and are available to employees at all times in our performance management tracking system. Performance against such scorecards is reviewed with senior management on a quarterly basis and after the end of each year.

As noted above, executives have 20% of their incentive compensation determined by their performance appraisal for the service year. Each of our executive officers performs a self-assessment as to his performance against his goals for the applicable year. Our Chief Executive Officer utilizes these assessments, as well as his own observations and consultations with the Chief Administration Officer, to prepare a written performance appraisal for each of the other executive officers. These performance appraisals rate performance on objective criteria related to two key factors: (i) the executive’s ability to improve and develop their organization throughout the year and (ii) the executive’s strategic contributions to the direction of the Company. The Compensation Committee and Chief Executive Officer determined that the results taken as a whole and when considered with each executive’s incentive results for their scorecard performance presented a fair representation of the executive’s overall performance. Incentive compensation was awarded accordingly.

The Compensation Committee with the consultation of the Chairman rated the Chief Executive Officer “Outstanding” noting his extraordinary accomplishments in the areas of organizational development and strategic thinking. For the executive officers other than the Chief Executive Officer, the Chief Administration Officer, in conjunction with the Chief Executive Officer, presents the performance appraisal scores and personal scorecard performance to the Compensation Committee and makes recommendations as to the incentive compensation for each executive officer. The Compensation Committee evaluates the recommendations and makes the final incentive compensation award determinations for the executive. Annual incentive compensation is paid to our executives and other incentive-eligible employees following this determination.

Generally, at the first Board of Directors meeting of the fiscal year, the Compensation Committee approves the corporate scorecard and annual incentive components for the Chief Executive Officer and other executive officers for the upcoming year. Key performance indicators for the Company for 2010 have been developed.

The corporate scorecard for 2010 includes achieving a revenue target, achieving an earnings per share target and optimizing the legal structure of Altisource. In addition, the corporate scorecard provides for successful completion of eleven (11) strategic initiatives established to enhance long-term corporate and shareholder value. The 2010 corporate strategic initiatives relate to:

•	Increasing existing customer penetration;

•	Increasing new customer penetration;

•	Investing in service offerings and

•	Providing highest quality services at lowest operating costs.

Setting Compensation Levels

From time to time, the Company will conduct benchmarking on Chief Executive Officer and other executive officer compensation among peer companies of comparable size, industry, location and similar attributes that compete with Altisource for qualified management. The most recent benchmarking study was conducted while Altisource was a subsidiary of Ocwen. As many of these companies no longer are in the same industry as Altisource, future benchmarking studies will utilize alternative peer companies. The information gathered from this comparison group included base salary, cash incentive compensation and equity incentive compensation. The Compensation Committee believes peer group benchmarking is an effective approach in recruiting and retaining the very best talent available in the industry. It provides a fair representation of the competitive arena for executive talent and serves the goals of retention, succession planning and other relevant considerations.

Based on the benchmarking, performance, retention and other relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary and annual incentive compensation targets for the Chief Executive Officer and other executive officers. The Compensation Committee generally makes its determinations during the second quarter of the year; however, they may make adjustments at other times as appropriate. To date, no executive officers have received increases in their target compensation for 2010.

Tax Considerations

The timing of compensation decisions is driven by a variety of tax considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers up to $1,000,000 per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation.

In order to satisfy the deductibility requirements under Section 162(m) of the Code, performance objectives must be established in the first 90 days of the performance period. For annual incentive awards, this means performance objectives must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Code and to be deductible for the prior tax year, our annual incentive awards with respect to the prior year must be paid out by March 15 for employees of the Company who are U.S. taxpayers.

Restrictive Covenants

Some of our executive officers have employment agreements (described above) which contain intellectual property, non-disclosure and non-solicit provisions. All other executive officers execute an intellectual property and non-disclosure agreement upon commencement of their employment. This agreement requires the executive officer to hold all “confidential information” in trust for us and prohibits the executive officer from using or disclosing such confidential information except as necessary in the regular course of our business or that of our affiliates. Other than these restrictive covenants, we generally do not have employment, non-competition or non-solicitation agreements with our executive officers. From time to time, we enter into separation agreements with executive officers that contain these provisions.

Stock Ownership Policies

Although we do not have stock ownership requirements, our philosophy is that equity ownership by our directors and executives is important to attract, motivate, retain and to align their interests with the interests of our shareholders. The Compensation Committee believes that the Company’s various equity incentive plans are adequate to achieve this philosophy. We also maintain a management directive detailing our trading window period policy for directors, executive officers and other employees and our insider trading policy.

Equity Incentive Plan

The Compensation Committee, in cooperation with senior management, implemented the 2009 Equity Incentive Plan. The purpose of the 2009 Equity Incentive Plan is to provide additional incentives to key employees to make extraordinary contributions to the Company, to assist with the retention of key employees and to align the interests of our employees with the interests of our shareholders. The 2009 Equity Incentive Plan is administered by the Compensation Committee and authorizes the grant of restricted stock, options, stock appreciation rights, stock purchase rights or other equity-based awards to our employees. Options granted under the plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonqualified stock options, as determined by the Compensation Committee.

Each award granted under the plan is evidenced by a written award agreement between the participant and us, which describes the award and states the terms and conditions to which the award is subject. If any shares subject to award are forfeited or if any award terminates, expires or lapses without being exercised, shares of Common Stock subject to such award will again be available for future grant.

Other Compensation

The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Employment Termination

Without any employment agreement or other agreement related to termination, an executive officer would be entitled to receive his or her base salary and applicable employee benefit plans and programs through the date of termination. As noted above, our Chief Executive Officer, Chief Financial Officer and Chief Administration Officer and General Counsel have entered into employment agreements with Altisource. Unless an executive officer has been terminated for cause, the executive officer would be entitled to retain any vested portion of prior equity awards granted through the 2009 Equity Incentive Plan. Generally, for termination not due to death, disability or retirement, the executive officer has six (6) months within which to exercise stock options pursuant to our stock option agreements. Otherwise, the executive officer shall be afforded the time permitted in the original grant. Any portion of an equity award not vested will be forfeited in either circumstance unless alternate arrangements are made in the discretion of the Compensation Committee. Furthermore, pursuant to each stock option agreement granting an equity award, upon termination of an employee for cause, all outstanding stock options granted pursuant to such stock option agreement are forfeited.

Severance Benefits

We do not have a formal severance plan or policy. When an executive officer separates from the Company as a result of a reduction in work force, we typically provide the executive with two (2) months salary for each year of service to the Company up to a maximum of six (6) months salary in exchange for a separation agreement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our Chief Executive Officer, our Chief Financial Officer and our three 3 most highly compensated executive officers for fiscal year 2009.

						Non-Equity
		Salary		Option		Incentive	All Other
Name and Principal Position	Year	(1)		Awards(2)		Compensation(3)	Compensation(4)		Total

William B. Shepro	2009	$383,816	(5)	$0		$853,205	$221, 254	(6)	$1,458,275
Chief Executive Officer and President
Robert D. Stiles	2009	$215,171	(7)	$171,248	(8)	$218,960	$27,169	(9)	$632,548
Chief Financial Officer
Kevin J. Wilcox	2009	$316,084	(10)	$0		$450,938	$30,426	(11)	$797,448
Chief Administration Officer and General Counsel
John T. McRae II	2009	$250,000		$411,000	(12)	$149,671	$601	(13)	$811,272
Chief Executive Officer, NCI
Richard D. Powers	2009	$242,306		$171,248	(14)	$287,329	$159	(15)	$701,042
Senior Vice President, Real Estate Services

(1)	Represents amounts earned in corresponding year.

(2)	For awards of options, the amount disclosed represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. We based the grant date fair value of stock awards recognized as expense in 2009 on the closing price of our Common Stock. We estimated the grant date fair value of stock option awards recognized as expense in 2009 using the Black-Scholes option-pricing model and a binomial option pricing model utilizing the following assumptions:

	Service Condition Awards — Black-Scholes Option Pricing Model
	Expected Volatility	Expected Dividend	Exercise Price	Risk-Free Interest	Expected Term in
Performance Year	(%)	Yield (%)	($)	Rate (%)	Years

2009	39%	0	$14.15	2.64%	5.0

	Market Condition Awards — Binomial Option Pricing Model
	Expected Volatility	Expected Dividend	Exercise Price	Risk-Free Interest	Contract Term in
Performance Year	(%)	Yield (%)	($)	Rate (%)	Years

2009	38% — 46%	0	$14.15	0.5% — 3.86%	10

(3)	Consists of the cash portion of incentive compensation bonus awarded in the first quarter of the year following the year in which services are rendered.

(4)	Consists of contributions by Ocwen and Altisource pursuant to their 401(k) Savings Plan for each executive officer, group term life contributions, relocation expenses, car allowances, housing allowances and utilities allowances as detailed below.

(5)	As set forth in Mr. Shepro’s employment agreement, following the separation of Altisource from Ocwen, Mr. Shepro’s base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009.

(6)	Includes $186,924 for relocation expenses, $27,571 for housing allowance, $1,748 for a car allowance, $4,900 for 401(k) contributions and $111 for group term life contributions. Mr. Shepro also has access to an additional Company car while in Luxembourg.

(7)	Mr. Stiles joined Altisource in March of 2009; consequently, his base salary is for a partial year. As set forth in Mr. Stiles’ employment agreement, following the separation of Altisource from Ocwen, Mr. Stiles’ base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009.

(8)	All option awards are currently unvested. For further information regarding the vesting of these option awards, see the Outstanding Equity Awards at Fiscal Year End discussion below. Altisource agreed to grant Mr. Stiles these option awards in Mr. Stiles’ offer of employment dated January 22, 2009.

(9)	Includes $16,749 for relocation expenses and $10,421 for housing allowance. Mr. Stiles also has access to a Company car while in Luxembourg.

(10)	As set forth in Mr. Wilcox’s employment agreement, following the separation of Altisource from Ocwen, Mr. Wilcox’s base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009.

(11)	Includes $16,775 for relocation expenses, $8,585 for housing allowance, $4,900 for 401(k) contributions and $166 for group term life contributions. Mr. Wilcox also has access to a Company car while in Luxembourg.

(12)	All option awards are currently unvested. For further information regarding the vesting of these option awards, see the Outstanding Equity Awards at Fiscal Year End discussion below. Altisource agreed to grant Mr. McRae these option awards in Mr. McRae’s offer of employment dated August 18, 2008.

(13)	Includes $601 for 401(k) contributions.

(14)	All option awards are currently unvested. For further information regarding the vesting of these option awards, see the Outstanding Equity Awards at Fiscal Year End discussion below. Altisource agreed to grant Mr. Powers these option awards in Mr. Powers’ offer of employment dated December 5, 2008.

(15)	Includes $159 for group term life contributions.

We have employment agreements with our Chief Executive Officer, Chief Financial Officer and Chief Administration Officer and General Counsel (see discussion above). For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Grants of Plan Based Awards for 2009

The following table provides information related to non-equity incentive compensation pursuant to our annual incentive compensation and our 2009 Equity Incentive Plan for services rendered in fiscal year 2009 by the individuals named in the Summary Compensation Table.

										Grant
										Date
										Fair
								Number of		Value of
		Estimated Future Payouts						Shares of	Exercise	Stock
		Under Non-Equity			Estimated Future Payouts Under			Stock or	or Base	and
	Grant	Incentive Plan Awards(1)			Equity Incentive Plan Awards			Units	Price	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	of Option	Awards

William B. Shepro	—							—	—	—
Robert D. Stiles	2009							8,333	$14.15	$5.35
	2009							16,666	$14.15	$5.33
	2009							8,333	$14.15	$4.54
Kevin J. Wilcox	—							—	—	—
John T. McRae II	2009							20,000	$14.15	$5.35
	2009							40,000	$14.15	$5.33
	2009							20,000	$14.15	$4.54
Richard D. Powers	2009							8,333	$14.15	$5.35
	2009							16,666	$14.15	$5.33
	2009							8,333	$14.15	$4.54

(1)	These figures represent the potential non-equity compensation that may have been earned by each respective executive officer in 2009 under the different achievement levels presented on their personal scorecards which are more fully discussed in our Compensation Discussion and Analysis. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers in 2009 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2009 for the individuals named in the Summary Compensation Table.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
				Equity							Incentive	Plan
				Incentive						Market	Plan	Awards:
				Plan						Value of	Awards:	Market
	Number	Number of		Awards:				Number of		Shares or	Number	or Payout
	of	Securities		Number				Shares or		Units of	of Unearned	Value of
	Securities	Underlying		of Securities				Units of		Stock	Shares	Unearned
	Underlying	Unexercised		Underlying				Stock		That	That	Shares
	Unexercised	Options		Unexercised		Option	Option	That		Have	Have	That
	Options	Unexercis-		Unearned		Exercise	Expiration	Have Not		Not	Not	Have Not
Name	Exercisable	able		Options		Price	Date	Vested		Vested	Vested	Vested

William B. Shepro	3,276			—		$8.83	1/31/2011	469	(1)	$12,133
	13,334			—		$14.97	10/31/2011
	4,866			—		$6.91	1/31/2012
	6,577			—		$8.35	1/31/2012
	679			—		$2.23	1/31/2013
	7,018			—		$3 35	1/31/2013
	1,993			—		$7.37	1/31/2014
	7,969			—		$12.80	1/31/2014
	12,051			—		$9.59	1/31/2015
	10,584	2,646	(2)	—		$11.50	1/31/2016
	7,567	1,892	(3)	—		$14.17	5/10/2017
				68,750	(4)	$9.55	7/14/2018
	34,375	103,125	(5)			$9.55	7/14/2018
	17,188	51,563	(6)			$9.55	7/14/2018
Robert D. Stiles		8,333	(7)			$14.55	9/22/2019	—		—	—	—
				8,333	(8)	$14.55	9/22/2019			—	—	—
				16,667	(9)	$14.55	9/22/2019			—	—	—
Kevin J. Wilcox	788			—		$8.83	1/31/2011	211		$5,459(1)
	13,334			—		$14.97	10/31/2011
	3,217			—		$6.91	1/31/2012
	2,144			—		$8.35	1/31/2012
	1,766			—		$2.23	1/31/2013
	2,649			—		$3 35	1/31/2013
	749			—		$7.37	1/31/2014
	2,996			—		$12.80	1/31/2014
	4,798			—		$9.59	1/31/2015
	4,758	1,190	(2)	—		$11.50	1/31/2016
	6,504	1,626	(3)	—		$14.17	5/10/2017
				51,667	(4)	$9.55	7/14/2018
	25,834	77,500	(5)			$9.55	7/14/2018
	12,917	38,750	(6)			$9.55	7/14/2018
John T. McRae II		20,000	(7)			$14.55	9/22/2019
				40,000	(8)	$14.55	9/22/2019				—	—
				20,000	(9)	$14.55	9/22/2019				—	—
Richard D. Powers		8,333	(7)			$14.55	9/22/2019	—		—	—	—
				8,333	(8)	$14.55	9/22/2019			—	—	—
				16,667	(9)	$14.55	9/22/2019			—	—	—

(1)	Shares vest January 1, 2010.

(2)	Options vest January 31, 2010.

(3)	Options vest December 31, 2010.

(4)	25% of options vest upon Altisource achieving a stock price of $28.64 and an annual rate of return of 25% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

(5)	Options vest in three (3) equal installments on December 23, 2010, December 23, 2011 and December 23 2012.

(6)	Options vest in three (3) equal installments on July 14, 2010, July 14, 2011 and July 14, 2012.

(7)	Options vest in four (4) equal installments on September 22, 2010, September 22, 2011, September 22, 2012 and September 22, 2013.

(8)	25% of options vests upon Altisource achieving a stock price of $28.30 and an annual rate of return of 20% over the exercise price with the balance vesting 25% each subsequent year.

(9)	25% of options vests upon Altisource achieving a stock price of $42.45 and an annual rate of return of 25% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

Option Exercises and Stock Vested

During fiscal year 2009, none of the individuals named in the Summary Compensation Table realized any amounts on the exercise of options or the vesting of restricted stock.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 14 through 29 of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Altisource’s annual report on Form 10-K for the year ended December 31, 2009 and in this proxy statement.

Compensation Committee:
Robert DeNormandie, Chairman
Timo Vättö, Director
Roland Müller-Ineichen , Director

April 7, 2010

APPOINTMENT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered certified public accountants, to be our independent registered certified public accounting firm for the year ending December 31, 2010 and to be our certified auditor for the Luxembourg statutory accounts described below. The Audit Committee has further directed that such appointment be submitted for approval by our shareholders at the Annual Meeting. If the shareholders do not approve the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent auditors.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR 2010

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management Altisource’s audited financial statements as of and for the year ended December 31, 2009;

•	Discussed with Deloitte & Touche LLP, Altisource’s independent registered certified public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” and

•	Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the audit committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Committee recommends to the Board of Directors that the audited financial statements be included in Altisource’s annual report on Form 10-K for the year ended December 31, 2009.

Audit Committee:
Roland Müller-Ineichen, Chairman
Robert L. DeNormandie, Director
Timo Vättö, Director

April 7, 2010

Deloitte & Touche LLP Fees

Because Altisource was a subsidiary of Ocwen prior to Altisource separating from Ocwen on August 10, 2009, Altisource did not hire or pay any fees to an independent registered certified public accounting firm in fiscal year 2008. Consequently, only the information for fiscal year 2009 is set forth below.

The following table shows the aggregate fees billed to Altisource for professional services by Deloitte & Touche LLP in fiscal year 2009:

2009

Audit Fees	$525,000
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total	$525,000

Changes in Independent Registered Certified Public Accounting Firm.  Prior to Altisource’s separation from Ocwen on August 10, 2009, the independent public accounting firm for Ocwen was PricewaterhouseCoopers LLP. On September 22, 2009, at the initial meeting of the Board of Directors of Altisource following the separation from Ocwen, the Board of Directors engaged Deloitte & Touche LLP as Altisource’s independent registered public accounting firm for the year ending December 31, 2009, subject to the completion of their customary client acceptance procedures.

The report of PricewaterhouseCoopers LLP on Ocwen’s consolidated financial statements for each of the two years in the period ended December 31, 2008, which was included in Ocwen’s 2008 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle.

During each of the two years in the period ended December 31, 2008 and through August 10, 2009 (the date Altisource separated from Ocwen), there were no (i) disagreements between Ocwen and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During each of the two years in the period ended December 31, 2008 and through August 10, 2009, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Ocwen requested that PricewaterhouseCoopers LLP furnish Ocwen with a letter addressed to the Securities Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the above statements that are related to PricewaterhouseCoopers LLP. A copy of PricewaterhouseCoopers LLP’s letter, dated September 3, 2009, is attached to that certain Current Report on Form 8-K filed by Ocwen on September 3, 2009.

Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audits of Altisource’s consolidated financial statements for fiscal year 2009, for the reviews of the financial statements included in Altisource’s quarterly reports on Form 10-Q during fiscal year 2009 and for services that are normally provided by the independent registered certified public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees.  This category includes the aggregate fees billed for fiscal year 2009 for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.

Tax Fees.  This category includes the aggregate fees billed for fiscal year 2009 for professional services rendered by the independent registered certified public accounting firm for tax compliance, tax planning and tax advice.

All Other Fees.  This category includes the aggregate fees billed for fiscal year 2009 for products and services provided by the independent registered certified public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2009 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered certified public accounting firm in order to assure that the provision of such services does not impair the independent registered certified public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In 2009, all fees associated with the independent registered certified public accounting firm’s services were pre-approved by the Audit Committee.

APPROVAL AND RATIFICATION OF SHARE REPURCHASE PROGRAM

(Proposal Three)

The Board of Directors has approved a proposal to submit to the shareholders of Altisource a share repurchase program (the “Share Repurchase Program”) whereby the Board of Directors of Altisource is empowered to purchase outstanding shares of the Company’s stock within certain limits. The Share Repurchase Program shall be subject to Luxembourg law and provide for equal treatment for shareholders. The term of authorization to the Board of Directors will be five (5) years. The maximum number of shares authorized to be repurchased will be up to fifteen percent (15%) of shares outstanding as of the date of shareholder approval (shares previously purchased by Altisource from Ocwen shall not apply against this maximum number). Shares are eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of seventy-five dollars ($75.00) per share. The purchase volumes will be subject to daily volume restrictions per SEC regulations. The Board of Directors shall be empowered to give authority to the Company’s Chief Executive Officer to decide within the limits of the authorization set out above, the timing and conditions of the share repurchase program

In lieu of accumulating cash, which provides a low rate of return to shareholders, or paying dividends, which are often subject to double taxation, the Board of Directors believes the Share Repurchase Program will be an effective use of Altisource’s cash earnings to generate shareholder value.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE SHARE REPURCHASE PROGRAM

RECEIPT OF THE DIRECTORS’ REPORTS (“RAPPORTS DE GESTION”) ON THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 (THE “DIRECTORS’ REPORTS”)

(Proposal Four)

Altisource was incorporated under the laws of Luxembourg on November 4, 1999 as Ocwen Luxembourg S.àr.l., renamed Altisource Portfolio Solutions S.à r.l. on May 12, 2009 and converted into Altisource Portfolio Solutions S.A. on June 5, 2009. Consequently, the Directors’ Reports described below for the years ended December 31, 2008 and December 31, 2007 relate to Ocwen Luxembourg S.ár.l.

As further described in Proposal Five below, Luxembourg law requires that we maintain Luxembourg statutory accounts for Altisource. Under Luxembourg law, the Board of Directors has a legal obligation to prepare an annual Directors’ Report that presents the Luxembourg statutory account figures for the relevant fiscal year, provides an explanation as to the results, and makes a proposal to the shareholders of Altisource as to the allocation of such results for such fiscal year. This Directors’ Report must be available to and approved by the shareholders of Altisource at the annual general meeting. Altisource’s Directors’ Reports for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 will be available from April 15, 2010 at Altisource’s registered office. Following shareholder approval of the Directors Reports, these documents will be filed with the Luxembourg trade registry as a public document. If Altisource does not receive shareholder approval of the Directors’ Reports, we cannot make this filing with the Luxembourg trade registry that is required by Luxembourg law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE DIRECTORS’ REPORTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007

APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 AND ALLOCATION OF THE RESULTS OF THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND
DECEMBER 31, 2007

(Proposal Five)

Altisource was incorporated under the laws of Luxembourg on November 4, 1999 as Ocwen Luxembourg S.àr.l., renamed Altisource Portfolio Solutions S.à r.l. on May 12, 2009 and converted into Altisource Portfolio Solutions S.A. on June 5, 2009. Consequently, the description of the Luxembourg statutory accounts set forth below for the years ending December 31, 2008 and December 31, 2007 relate to Ocwen Luxembourg S.ár.l.

Pursuant to Luxembourg law, the Luxembourg statutory accounts must be submitted each year to the general meeting of the shareholders for approval. These Luxembourg statutory accounts are prepared in accordance with Luxembourg GAAP and consist of a balance sheet, a profit and loss account and the notes to the Luxembourg statutory accounts. There is no statement of movements in equity or statement of cash flow included in the Luxembourg statutory accounts under Luxembourg GAAP; consequently, profits earned by the subsidiaries of Altisource are not included in Altisource’s Luxembourg statutory accounts unless such amounts are distributed to Altisource.

The shareholders of Altisource must ratify the allocation of the results of the Luxembourg statutory accounts of Altisource each year. Luxembourg law requires that at least five percent (5%) of the net profits, if any, for the Luxembourg statutory accounts be apportioned to a legal reserve; provided, however that this allocation shall cease to be compulsory under Luxembourg law when the reserve attains 10% of the share capital of Altisource but shall again become compulsory as soon as the reserve amount falls below this threshold. Following shareholder approval of the Luxembourg statutory accounts, the Directors Reports described in Proposal Four above will be filed with the Luxembourg trade registry as a public document. If Altisource does not receive shareholder approval of the Luxembourg statutory accounts, we cannot make this filing with the Luxembourg trade registry that is required by Luxembourg law.

The Board of Directors proposes to carry forward the results of Altisource as set forth below.

For the fiscal year ended December 31, 2009, the Luxembourg statutory accounts for Altisource show a balance sheet total of US $34,041,000 and a loss for the year of US $57,080. Of this amount, the loss of $57,080 is proposed to be carried forward. As noted earlier, profits earned by subsidiaries of Altisource are not included in the calculation of net profits for Altisource’s Luxembourg statutory accounts unless such profits have been distributed to Altisource.

For the fiscal year ended December 31, 2008, the Luxembourg statutory accounts for Altisource Portfolio Solutions S.A. show a balance sheet total of EUR 9,769,771.75 and a profit for the year of EUR 136,049.45. This profit amount is proposed to be carried forward.

For the fiscal year ended December 31, 2007, the Luxembourg statutory accounts for Altisource Portfolio Solutions S.A. show a balance sheet total of EUR 9,613,570.61 and a profit for the year of EUR 3,177,480.46. This profit amount is proposed to be carried forward.

Altisource’s Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 will be available from March 31, 2010 at Altisource’s registered office.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND DECEMBER 31, 2007 AND ALLOCATION OF THE RESULTS OF THE YEARS ENDED DECEMBER 31, 2009, DECEMBER 31, 2008 AND
DECEMBER 31, 2007

DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2009

(Proposal Six)

Pursuant to Luxembourg law, shareholders must approve the individual discharge of all of the current and past Directors for the performance of their mandate during the relevant fiscal year. As required pursuant to Luxembourg law, after the adoption of the Luxembourg statutory accounts (as discussed in Proposal Five above), the shareholders of Altisource shall vote whether to discharge Altisource’s Directors for the performance of their mandate during the relevant fiscal year. If the shareholders grant the discharge of Directors for the relevant fiscal year, Altisource will not be able to initiate a liability claim against such Directors in connection with the performance of their mandate for the relevant fiscal year. However, such discharge will not be valid if the Luxembourg statutory accounts contain an omission or false information concerning Altisource’s position. Furthermore, such discharge will not be valid with respect to any acts taken by a Director which fall outside the scope of Altisource’s Articles of Association unless such actions have been disclosed to the shareholders and approved by them. For fiscal year 2009, Altisource believes none of the Directors have taken any actions outside the scope of Altisource’s Articles of Association.

During the fiscal year ended December 31, 2009, the following persons served as Directors:

William C. Erbey;
William B. Shepro;
Roland Müller-Ineichen;
Timo Vättö and
Robert L. de Normandie.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2009

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a policy and procedure for review, approval and monitoring of transactions involving Altisource and related persons (Directors and executive officers or their immediate family members or shareholders owning five percent (5%) or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics which is available at www.altisource.com. This policy and procedure is not limited to related person transactions that meet the threshold for disclosure under the relevant Securities and Exchange Commission, as it broadly covers any situation in which a conflict of interest may arise.

Any situation that potentially qualifies as a conflict of interest is to be immediately disclosed to the Compliance Officer and/or the General Counsel to assess the nature and extent of any concern as well as the appropriate next steps. The Compliance Officer and/or the General Counsel will notify the Chairman of the Board if any such situation requires approval of the Board. Related persons are required to obtain the prior written approval of the Audit Committee of the Board of Directors before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in the best interests of Altisource; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts and (v) the overall fairness of the transaction to Altisource. The Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder desires to have included in our proxy materials relating to our next Annual Meeting of Shareholders, which is scheduled to be held on May 18, 2011, must be received at our executive offices no later than December 1, 2010. All shareholder proposals for the 2011 Annual Meeting should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg. We recommend that you send any shareholder proposal by certified mail, return-receipt requested.

For any proposal that is not submitted for inclusion in the 2011 proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if we:

(1) receive notice of the proposal before the close of business on February 13, 2011 and advise shareholders in the 2011 proxy statement about the nature of the matter and how management intends to vote on such matter or

(2) do not receive notice of the proposal prior to the close of business on February 13, 2011.

Notice of intent to present a proposal at the 2011 Annual Meeting should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg.

We did not receive notice of any shareholder proposals relating to the 2010 Annual Meeting. At the 2010 Annual Meeting, our management may exercise discretionary authority when voting on any properly presented shareholder proposal that is not included as an agenda item in this proxy statement.

ANNUAL REPORTS

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2009 was made available to shareholders on or about March 16, 2010. The annual report is not part of the proxy solicitation materials and can be found on our website www.altisource.com under Investor Relations.

We will furnish without charge to each person whose proxy is solicited and to each beneficial owner entitled to vote, on written request, a copy of our annual report on Form 10-K for the year ended December 31,

2009, required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2009 and this proxy statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for Director named earlier in this proxy statement, (2) for the ratification of the selection of the independent auditor (3) for the approval of the share repurchase program, (4) for the approval of the Directors’ reports (“rapports de gestion”) on the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, (5) for the approval of the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and to allocate the results of the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and (6) for approval of the discharge of all of the current and past Directors of Altisource for the performance of their mandate during the year ended December 31, 2009. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

If you are the beneficial owner, but not the record holder, of shares of our Common Stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2009 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement and our 2009 annual report was sent may request a separate copy by contacting Investor Relations, Altisource Portfolio Solutions S.A., 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address.

This proxy statement and our 2009 annual report may be viewed online at www.altisource.com under Investor Relations. In addition, this proxy statement and our 2009 annual report may are available at www.proxyvote.com. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
C/O PROXY SERVICES P.O. BOX 9142
FARMINGDALE, NY 11735
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by Altisource Portfolio Solutions S.A in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
		All	All	Except
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 William C. Erbey           02 Silke Andresen-Kienz           03 Roland Müller-Ineichen           04 William B. Shepro           05 Timo Vättö

The Board of Directors recommends you vote FOR
the following proposal(s):		For	Against	Abstain

2	Proposal to approve and ratify the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

3	Proposal to approve and ratify the share repurchase program.	☐	☐	☐

4	Proposal to approve and ratify the directors’ reports for the years ended December 31, 2009, December 31, 2008, and December 31, 2007.	☐	☐	☐

5	Proposal to approve and ratify the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008, and December 31, 2007.	☐	☐	☐

6	Proposal to discharge all of the current and past directors of Altisource Portfolio Solutions S.A. for the performance of their mandate during the year ended December 31, 2009.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain

7	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4, 5, 6, and 7. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
2, rue Jean Bertholet - L-1233 Luxembourg
Grand Duchy of Luxembourg
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 19, 2010
The shareholders hereby appoint William C. Erbey, William B. Shepro and Kevin J. Wilcox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Altisource Portfolio Solutions S.A. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., (Central European Time) on May 19, 2010, at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
2, rue Jean Bertholet – L-1233 Luxembourg
Grand Duchy of Luxembourg
REVOCABLE PROXY
THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2010, AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints William C. Erbey, William B. Shepro and Kevin J. Wilcox, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock (“Common Stock”)of Altisource Portfolio Solutions S.A. (the “Company”) held of record by the undersigned on March 15, 2010 at the Annual Meeting of Shareholders to be held at the offices of the Company located at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg on Wednesday, May 19, 2010, at 9:00 a.m., Central European Time and at any adjournment thereof.
Shares of Common Stock of the Company will be voted as specified. If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR the election of each of the Board of Directors’ nominees to the Board of Directors, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered certified public accounting firm, FOR the proposal to approve the share repurchase program whereby the Company may purchase outstanding shares of its Common Stock, FOR the proposal to approve the Directors’ reports (“rapports de gestion”) on the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, FOR the proposal to approve the Luxembourg statutory accounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and to allocate the results of the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and FOR the proposal to approve the discharge of each of the current and past Directors of the Company for the performance of their mandate during the year ended December 31, 2009. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on May 19, 2010, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2009 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
(Continued and to be dated and signed on the reverse side)